Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-253253, 333-236903, 333-230467, and 333-223848 on Form S-8 of our reports dated 2 March 2023 relating to the financial statements of Nokia Corporation and the effectiveness of Nokia Corporation’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2022.

/s/ Deloitte Oy

Deloitte Oy
Helsinki, Finland
2 March 2023